CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated January 27, 1999, with respect to Aid Association for Lutherans and to the incorporation by reference of our report dated January 27, 1999, with respect to AAL Variable Annuity Account I, in this Post-Effective Amendment No. 7 to Form N-4 Registration Statement under the Securities Act of 1933 (File No. 33-82054) and this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8660) and related Prospectus of AAL Variable Annuity Account I.

                                             /s/ Ernst & Young LLP
                                             -----------------------------
                                             Ernst & Young LLP

Milwaukee, Wisconsin
April 20, 1999